PRESS RELEASE FOR IMMEDIATE RELEASE
August 17, 2022

Five Star Bancorp Completes Private Placement of $75.0 Million of Subordinated Notes

Rancho Cordova, Calif., (August 17, 2022) – Five Star Bancorp (Nasdaq: FSBC) (“Five Star” or the “Company”) the holding company for Five Star Bank, today announced the completion of its private placement of $75.0 million in aggregate principal amount of fixed-to-floating rate subordinated notes due September 1, 2032 (the “Notes”).

The Notes will bear interest at a fixed annual rate of 6.00% for the first five years and will reset quarterly thereafter to the then-current Three-Month Term SOFR (as defined in the Notes) plus 329 basis points. The Notes were offered and sold to certain qualified institutional buyers and accredited investors in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Regulation D thereunder.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the redemption of existing subordinated notes. The Company is entitled to redeem the Notes, in whole or in part, beginning on the fifth anniversary of the date the Notes were issued, and on any interest payment date thereafter, and to redeem the Notes at any time in whole upon certain other specified events.

President and Chief Executive Officer James Beckwith said, "We are very pleased to announce the successful completion of our subordinated debt offering. We plan to utilize this capital to execute long-term business objectives that will fuel continued organic growth while enhancing our commitment to our customers and community. We appreciate the strong investor support we received for our company.”

Keefe, Bruyette & Woods, A Stifel Company, served as lead placement agent, and D.A. Davidson & Co. and Stephens Inc. served as co-placement agents for the Notes offering. Covington & Burling LLP served as legal counsel to the Company and Sheppard Mullin served as legal counsel to the placement agents.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any offer, solicitation, or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Five Star Bancorp
Five Star is a bank holding company headquartered in Rancho Cordova, California. Five Star operates through its wholly owned banking subsidiary, Five Star Bank. Five Star Bank has seven branches and one loan production office in Northern California.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan” or words or phases of similar meaning. The Company cautions that the forward-looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. If one or more of the factors affecting the Company’s forward-looking information and statements proves incorrect, then the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this press release. Therefore, the Company cautions you not to place undue reliance on the Company’s forward-looking information and statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 under the section entitled “Risk Factors,” and other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company disclaims any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

Media Contact:
Heather Luck, CFO
Five Star Bancorp
hluck@fivestarbank.com
916.626.5008

Shelley Wetton, CMO
Five Star Bancorp
swetton@fivestarbank.com
916.284.7827